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Exhibit 10.1

AMENDED AND RESTATED
SUBORDINATED REVOLVING LOAN AGREEMENT

dated as of December 8, 2003

by and between

EME HOMER CITY GENERATION L.P.,
as Borrower

and

EDISON MISSION FINANCE CO.,
as Lender

AMENDED AND RESTATED
SUBORDINATED REVOLVING LOAN AGREEMENT

        This AMENDED AND RESTATED SUBORDINATED REVOLVING LOAN AGREEMENT, dated as of December 8, 2003 (this "Agreement"), is by and between EME HOMER CITY GENERATION L.P., a Pennsylvania limited partnership, as borrower ("Borrower"), and EDISON MISSION FINANCE CO., a California corporation, as lender ("Lender").

RECITALS

        WHEREAS, Borrower and Lender executed that certain Subordinated Revolving Loan Agreement as of March 18, 1999 (the "Original Loan Agreement"), pursuant to which Lender has committed to make revolving loans to Borrower from time to time in an aggregate amount not to exceed $1,300,000,000;

        WHEREAS, as of the date hereof, a principal balance of $498,104,036.41 of such revolving loans is outstanding, and

        WHEREAS, the Original Loan Agreement was executed simultaneous with a loan agreement between Citibank, N.A. and Edison Mission Holdings Co. (the "Citi Loan Agreement") which has since been terminated, and the Original Loan Agreement incorporates certain defined terms and references to such Citi Loan Agreement which are no longer applicable to the parties hereto; and

        WHEREAS, the parties hereto now wish to amend and restate their respective rights and obligations under the Original Loan Agreement to update certain defined terms and other provisions to reflect the termination of the Citi Loan Agreement, and to issue a promissory note evidencing the revolving loans that have been and continue to be from time to time outstanding hereunder, in each case on the terms and subject to the conditions contained herein.

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree that as of the date hereof the Original Loan Agreement is amended and restated in its entirety as follows:

ARTICLE I
DEFINITIONS; PRINCIPLES OF CONSTRUCTION

        Section 1.1    Definitions.

          (a)   Subordination Agreement. Unless otherwise expressly provided herein, capitalized terms used but not defined in this Agreement shall have the meanings given to such terms in the Subordination Agreement.

          (b)   Defined Terms. The following terms, when used herein, shall have the following meanings:

            "Business Day" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized to be closed in New York, New York.

            "Event of Default" shall have the meaning given to such term in Section 3.1.

            "Revolving Loan" shall have the meaning given to such term in Section 2.1.

            "Revolving Loan Commitment" shall have the meaning given to such tern in Section 2.1.

            "Subordination Agreement" shall mean the Amended and Restated Intercompany Loan Subordination Agreement, dated as of December 7, 2001, by and among Borrower, Lender,

    The Bank of New York, as collateral agent, Edison Mission Holdings Co., Homer City Property Holdings, Inc., Chestnut Ridge Energy Co., and Mission Energy Westside, Inc.

            "Termination Date" shall mean March 18, 2014.

        Section 1.2    Principles of Construction. Unless otherwise expressly provided herein, the principles of construction set forth in the Subordination Agreement shall apply to this Agreement,

ARTICLE II
REVOLVING LOANS; PAYMENTS

        Section 2.1    Revolving Loans. From time to time on any day occurring prior to the Termination Date, Lender agrees to make loans (each a "Revolving Loan") to Borrower in the amounts requested in writing by Borrower; provided that the aggregate amount of Revolving Loans outstanding shall not at any time exceed $1,300,000,000 (the "Revolving Loan Commitment"). Borrower may from time to time borrow, prepay, in whole or in part, and reborrow Revolving Loans. The obligation of Lender to make Revolving Loans to Borrower shall terminate automatically on the Termination Date. On the effective date of this Agreement, Borrower shall execute a promissory note (the "Note") in form and substance substantially similar to Exhibit A hereto, and Lender undertakes and agrees that it shall from time to time at the request of Borrower note on the schedule to the Note the date and amount of each Revolving Loan drawn by the Borrower and each repayment made by Borrower as and when drawn or made, as the case may be.

        Section 2.2    Principal Payments.

          (a)   Regular Repayments. The Revolving Loans shall mature, and Borrower unconditionally promises to pay in full the unpaid principal of each Revolving Loan to Lender, on the Termination Date.

          (b)   Optional Prepayments. At any time and from time to time Borrower may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of the Revolving Loans. Each prepayment of Revolving Loans made pursuant to this clause (b) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid but shall be without premium or penalty. No voluntary prepayment of Revolving Loans shall cause a reduction in the Revolving Loan Commitment.

          (c)   Mandatory Prepayments. Borrower shall, immediately upon any acceleration of Revolving Loans pursuant to Section 3.2, repay all Revolving Loans, unless, pursuant to Section 3.2(b), only a portion of all Revolving Loans is so accelerated, in which event Borrower shall repay such portion.

        Section 2.3    Interest Payments. Borrower shall pay interest on each Revolving Loan, at a rate per annum equal to 8.0%, without duplication, (a) on the Termination Date, (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Revolving Loan, (c) on the first Business Day of each January, April, July and October occurring after the date of the initial borrowing of Revolving Loans hereunder, and (d) on that portion of such Revolving Loan which is accelerated pursuant to Section 3.2, immediately upon such acceleration. Upon the occurrence and during the continuance of any Event of Default, Borrower shall pay, but only to the extent permitted by law, in addition to the interest then payable on the Revolving Loans, interest (after as well as before judgment) on the Revolving Loans at 2.0% per annum until such Event of Default is cured.

        Section 2.4    Legend. The Note in favor of Lender and any other agreement or instrument evidencing Revolving Loans shall contain the following legend conspicuously noted on the face thereof:

  "THIS [NAME OF INSTRUMENT] IS SUBJECT TO, AND SUBORDINATED IN ACCORDANCE WITH, THE TERMS AND PROVISIONS SET FORTH IN THE AMENDED AND RESTATED INTERCOMPANY LOAN SUBORDINATION AGREEMENT, DATED AS OF

  DECEMBER 7, 2001, BY AND AMONG EME HOMER CITY GENERATION L.P., EDISON MISSION FINANCE CO., THE BANK OF NEW YORK, AS COLLATERAL AGENT, EDISON MISSION HOLDINGS CO., HOMER CITY PROPERTY HOLDINGS, INC., CHESTNUT RIDGE ENERGY CO., AND MISSION ENERGY WESTSIDE, INC."

        and a copy of such Subordination Agreement shall be attached to each such agreement or instrument.

ARTICLE III
EVENTS OF DEFAULT; REMEDIES

        Section 3.1    Events of Default Defined. Each of the following events or occurrences described in this Section 3.1 shall constitute an "Event of Default" hereunder:

          (a)   Non Payment of Obligations. Borrower shall default in (i) the payment or prepayment when due of any principal of any Revolving Loan or (ii) the payment of interest on any Revolving Loan or any other obligation of Borrower hereunder within five (5) Business Days after any such interest or other obligation becomes due in accordance with the terms hereof.

          (b)   Breach of Warranty. Any representation or warranty of Borrower made or deemed to be restated or remade hereunder or in any other writing or certificate furnished by or on behalf of Borrower to Lender for the purposes of or in connection with this Agreement is or shall be incorrect when made or deemed made in any material respect.

          (c)   Non Performance of Covenants. Borrower shall default in the due performance of any covenant or agreement contained herein and such default shall continue unremedied for a period of thirty (30) days after written notice thereof shall have been given to Borrower by Lender.

          (d)   Default on Other Indebtedness. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in clause (a) above) of Borrower having a principal amount, individually or in the aggregate, of at least $15,000,000.00, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

          (e)   Bankruptcy; Insolvency. Borrower shall:

            (i)    become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

            (ii)   apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for Borrower or a substantial portion of its property, or make a general assignment for the benefit of creditors;

            (iii)  in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for Borrower or for a substantial part of its property, and such trustee, receiver, sequestrator or other custodian shall not be discharged within sixty (60) days;

            (iv)  permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of Borrower, and, if any such case or proceeding is not commenced by Borrower, such case or proceeding shall be consented to or acquiesced in by Borrower or shall result in the entry of an order for relief or shall remain for sixty (60) days undismissed; or

            (v)   take any corporate action authorizing, or in furtherance of, any of the foregoing.

          (f)    Judgments. Any judgment or order for the payment of money in excess of $15,000,000.00 (taking into account any insurance proceeds payable under a policy where the insurer has accepted coverage without reservation) shall be rendered against Borrower and such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof.

        Section 3.2    Remedies.

          (a)   Remedies Upon a Bankruptcy. If an Event of Default described in clause (e) of Section 3.1shall occur, the obligation of Lender to make Revolving Loans hereunder shall automatically terminate and the outstanding principal amount of all Revolving Loans and other obligations of Borrower hereunder shall automatically be and become immediately due and payable, without notice, demand or presentment, all of which are hereby waived by Borrower.

          (b)   Remedies Upon Other Events of Default. If any Event of Default (other than an Event of Default described in clause (e) of Section 3.1) shall occur for any reason, whether voluntary or involuntary, and be continuing, Lender, by written notice to Borrower, may declare (i) the obligation of Lender to make Revolving Loans to Borrower hereunder to be terminated (if not theretofore terminated) and/or (ii) all or any portion of the outstanding principal amount of Revolving Loans and other obligations of Borrower hereunder to be due and payable, whereupon the obligation of Lender to make Revolving Loans to Borrower shall terminate and/or the outstanding principal amount of Revolving Loans and other obligations of Borrower hereunder which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, all of which are hereby waived by Borrower.

          (c)   Rescission of Declaration. Any declaration made pursuant to clause (b) above may, should Lender in its absolute discretion so elect, be rescinded by written notice to Borrower at any time after the principal of the Revolving Loans shall have become due and payable, but before any judgment or decree for the payment of the monies so due, or any part thereof, shall have been entered; provided that Borrower shall have paid all arrears of interest upon the Revolving Loans and all other amounts then owed to Lender including all costs, expenses and liabilities incurred by Lender in respect of such declaration and all consequences thereof (except principal of the Revolving Loans which by such declaration shall have become payable) and every other Event of Default shall have been made good, waived or cured; and provided, further, that no such rescission or annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereon.

ARTICLE IV
SUBORDINATION

        The Revolving Loans and all other obligations of Borrower to Lender hereunder shall be subject to, and subordinated in accordance with, the terms of the Subordination Agreement.

ARTICLE V
MISCELLANEOUS PROVISIONS

        Section 5.1    Waivers, Amendments.

          (a)   The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by Borrower and Lender.

          (b)   No failure or delay on the part of Lender in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by Lender under this Agreement shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

        Section 5.2    Notices. All notices and other communications provided to any party hereto under this Agreement shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below or at such other address or facsimile number as may be designated by such party in a written notice to the other party:

To Borrower:	EME Homer City Generation L.P. 1750 Power Plant Road RR #2, Box 2111 Homer City, Pennsylvania 15748-9558 Telephone: (724) 479-6223 Facsimile: (724) 479-6141
To Lender:	Edison Mission Finance Co. 18101 Von Karman Avenue Irvine, California 92612-1046 Attention: Legal Department Telephone: (949) 798-7888 Facsimile: (949) 752-1420

Any notice, if mailed and properly addressed with postage prepaid shall be effective five (5) Business Days after being sent or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted (if confirmed).

        Section 5.3    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

        Section 5.4    Headings. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

        Section 5.5    Execution in Counterparts, Effectiveness. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

        Section 5.6    Governing Law; Entire Agreement. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA. This Agreement constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

        Section 5.7    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of Lender.

        Section 5.8    Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF LENDER OR BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF CALIFORNIA OR IN THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA. BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA AND OF THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF CALIFORNIA. BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

        Section 5.9    Waiver of Jury Trial. LENDER AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF LENDER OR BORROWER. BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THIS AGREEMENT.

        IN WITNESS WHEREOF, the parties hereto have caused this Subordinated Loan Agreement to be executed by their respective officers as of the days and year first above written.

EME HOMER CITY GENERATION L.P., as Borrower
By:	MISSION ENERGY WESTSIDE, INC., its general partner
	By:	/s/ STEVEN D. EISENBERG Name: Steven D. Eisenberg Title:
EDISON MISSION FINANCE CO., as Lender
	By:	/s/ JOHN P. FINNERAN, JR. Name: John P. Finneran, Jr. Title: Vice President

FORM OF SUBORDINATED REVOLVING LOAN NOTE

        December    , 2003

        FOR VALUE RECEIVED, the undersigned, EME HOMER CITY GENERATION L.P., a Pennsylvania limited partnership ("Borrower"), promises to pay to the order of EDISON MISSION FINANCE CO., a California corporation ("Lender"), without setoff, counterclaim or deduction of any nature, in lawful money of the United States of America in immediately available funds, on the Termination Date, the principal sum of ONE BILLION, THREE HUNDRED MILLION DOLLARS ($1,300,000,000.00) or, if less, the then-unpaid aggregate principal amount of Revolving Loans made by Lender and outstanding at such time under the Amended and Restated Subordinated Revolving Loan Agreement, dated as of December 8, 2003 (the "Revolving Loan Agreement"), by and between Borrower and Lender. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Revolving Loan Agreement.

        Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Revolving Loan Agreement.

        Payments of both principal and interest are to be made in Dollars in same day or immediately available funds to the account designated in a writing delivered by Lender to Borrower.

        This Note evidences Revolving Loans incurred under the Revolving Loan Agreement to which reference is made for a statement of the terms and conditions on which Borrower is permitted and required to made prepayments and repayments of principal of the Revolving Loans evidenced by this Note and on which such Revolving Loans may be declared to be immediately due and payable.

        All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

        If any payment on this Note becomes due and payable on a date which is not a Business Day, such payment shall be made on the next succeeding Business Day.

        THIS NOTE IS SUBJECT TO, AND SUBORDINATED IN ACCORDANCE WITH, THE TERMS AND PROVISIONS SET FORTH IN THE AMENDED AND RESTATED INTERCOMPANY LOAN SUBORDINATION AGREEMENT, DATED AS OF DECEMBER 7, 2001, BY AND AMONG EME HOMER CITY GENERATION L.P., EDISON MISSION FINANCE CO., THE BANK OF NEW YORK, AS COLLATERAL AGENT, EDISON MISSION HOLDINGS CO., HOMER CITY PROPERTY HOLDINGS, INC., CHESTNUT RIDGE ENERGY CO., AND MISSION ENERGY WESTSIDE, INC.

        The holder of this Note shall, and is hereby authorized to, endorse on the schedule forming a part hereof appropriate notations evidencing (a) the date and amount of each disbursement of the Revolving Loans made by the Lender and (b) the date and amount of each payment of principal made by the Borrower with respect to the aggregate outstanding principal amount hereof. Failure by the holder of this Note to endorse on such schedule all or any part of any amount disbursed under the Revolving Loan Agreement shall have no effect on Borrower's obligation to repay such amounts in accordance with the Revolving Loan Agreement.

        THIS NOTE HAS BEEN DELIVERED IN CALIFORNIA AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

EME HOMER CITY GENERATION L.P.
By:	MISSION ENERGY WESTSIDE, INC., its general partner
	By:	Name: Title:

Date	Amount of Revolving Loan Disbursement	Amount of Principal repaid	Aggregate Principal Amount Outstanding
12/ /03			$498,104,036.41

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AMENDED AND RESTATED SUBORDINATED REVOLVING LOAN AGREEMENT